EXHIBIT 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2007
Revenue Increases 148% Over Prior Year
SAN DIEGO, April 24, 2007 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) announced today its financial results for the first quarter of 2007.
For the first quarter of 2007, Illumina reported revenue of $72.2 million, a 148% increase over the $29.1 million reported in the first quarter of 2006. This represents the Company’s 23rd consecutive quarter of revenue growth. On a GAAP basis, the Company reported a net loss of $298.1 million, or $5.58 per basic and diluted share, for the first quarter of 2007, compared to net loss of $0.1 million, or $0.00 per basic and diluted share, in the comparable period of 2006. The net loss for the first quarter includes a non-cash charge of $303.4 million related to in-process research and development associated with the Company's acquisition of Solexa, Inc. which was completed on January 26, 2007. Additionally, net loss includes charges of $0.4 million associated with the amortization of acquired intangible assets, $0.8 million related to the amortization of the increase in value of Solexa’s inventory as required under the purchase accounting rules and $7.7 million in non-cash stock compensation expense associated with SFAS No. 123R. Excluding the impact of these items, Illumina’s net income on a non-GAAP basis would have been $12.7 million, or $0.22 per diluted share, for the first quarter of 2007.
Combined gross margin for products and services in the first quarter of 2007 was 65.1%, compared to 67.4% in the comparable period of 2006. For the first quarter of 2007, excluding the effect of non-cash stock compensation expense and the amortization of the increase in inventory valuation recorded in purchase accounting related to the Solexa acquisition, the combined gross margin of product and services would have been 67.3%.

Research and development expenses for the first quarter of 2007 were $16.0 million, compared to $8.2 million in the first quarter of 2006. Research and development expenses include $1.9 million and $1.0 million in non-cash stock compensation expense in the first quarter of 2007 and 2006, respectively.
Selling, general and administrative expenses for the quarter were $23.6 million, compared to $12.1 million for the first quarter of 2006. Selling, general and administrative expenses include $4.8 million and $1.9 million of non-cash stock compensation expense in the first quarter of 2007 and 2006, respectively.
During the quarter, the Company repurchased approximately 7.4 million shares of its outstanding common stock for a total of approximately $250.9 million.
The Company generated $14.6 million in cash from operations during the first quarter of 2007, compared to $2.4 million in the comparable quarter of 2006. Depreciation and amortization was $3.9 million and capital expenditures were $3.2 million during the quarter. The Company ended the quarter with $326.8 million in cash and short-term investments, compared to $130.8 million as of December 31, 2006. This increase in cash was primarily attributable to approximately $390.7 million of net proceeds related to the issuance of Convertible Senior Notes, $92.4 million of proceeds from the sale of warrants issued in conjunction with the Convertible Senior Notes and the $76.7 million in net cash acquired as part of the Solexa acquisition. These proceeds were partially offset by the share repurchases mentioned above and the $139.0 million cost of the convertible note hedge transactions entered into as part of the Convertible Senior Notes issuance.
Events since our last earnings release:
•	Launched the BeadXpress™ System based on Illumina’s proprietary VeraCode™ digital microbead technology, which represents a significant step forward for research and clinical development applications.

•	Launched the HumanCNV370-Duo. Developed in collaborations with deCODE genetics, the product is the world’s first microarray designed to specifically target novel regions of the genome that show copy number variation (CNV).

•	Announced key technical advances of the Illumina Genome Analyzer system, which included improved methods to routinely generate over a billion bases of high quality raw data per flow cell, as well as methods to achieve high levels of sample multiplexing in a single channel. The Company also simplified methods for generating high quality paired-end reads and demonstrated increased read-lengths to over 50 bases.
•	Closed a $400 million principal amount of 0.625% Convertible Senior Notes due 2014. The offering generated net proceeds to Illumina of approximately $390.7 million, of which approximately $201.6 million were used to repurchase approximately 5.8 million shares of common stock.
•	Announced the initiation of a Rule 10b5-1 trading plan to purchase up to $75.0 million of Illumina’s outstanding common stock over a period of six months. Through April 1, 2007, the Company had used $49.3 million of the funds available under the plan to purchase approximately 1.6 million shares of its outstanding common stock.
•	Announced that researchers have made a breakthrough discovery in type-2 diabetes using Illumina’s HumanHap300 and Human-1 BeadChips. Using these products, scientists have uncovered four important gene variations that increase the risk of developing type-2 diabetes, the most common form of the disease. These results were published in the journal, Nature, and are believed to explain up to 70 percent of the genetic background of type-2 diabetes.
•	Announced that scientists, using the HumanHap300 and HumanHap240s BeadChips, have identified a specific single nucleotide polymorphism (SNP) that strongly correlates to the development of prostate cancer. Additionally, in a separate study using Illumina’s technology, 34 unique variations in the human genetic code were identified that may explain the underlying factors that contribute to Amyotrophic Lateral Sclerosis (ALS).
•	Completed a negotiation to lease an additional 83,000 square feet of office and laboratory space on the Company’s campus in San Diego, California. Additionally, the Company announced the consolidation of its facility in Wallingford, Connecticut into its San Diego facilities over the course of 2007.

Financial Outlook
The non-GAAP financial guidance discussed below excludes the effect of non-cash stock compensation expense and non-cash charges related to the acquisition of Solexa, Inc. (see table which reconciles these non-GAAP financial measures to the related GAAP measure). The Company’s revised financial guidance for fiscal 2007 is as follows:
Revised Guidance for Fiscal 2007:
•	We expect fiscal 2007 revenue to be between $305 and $315 million. This represents an increase of $10 million above the low end of the guidance we provided on February 1, 2007.
•	Research and development expenses are expected to be between $57 and $67 million, consistent with our previous guidance.
•	Selling, general and administrative expenses are expected to be between $72 and $82 million, consistent with our previous guidance.
•	We expect non-GAAP net income to be between $55 and $62 million, or $0.89 to $1.00 per diluted share, assuming fully diluted weighted-average shares of 62 million. This represents an increase of $3 million above the low end of the guidance we provided in February.
•	We expect non-cash stock compensation expense related to SFAS No. 123R to be approximately $30 million, or $0.48 per diluted share. The increase of $5 million over the high end of our guidance provided in February is related to the value of stock options granted in the first quarter of 2007.
Guidance for Q2 2007:
•	The Company expects second quarter total revenue to be between $74 and $78 million. Management expects non-GAAP net income to be between $12 and $14 million, or $0.19 and $0.23 per diluted share, assuming quarterly fully diluted weighted-average shares of 62 million.

Conference Call Information
A conference call has been scheduled for 2:00 p.m. Pacific Time today to discuss Illumina’s first quarter results and updated 2007 guidance. Interested parties may listen to the call by dialing 866-383-8009 (passcode: 21594920) or if outside North America, by dialing +1 617-801-6888 (passcode: 72290676). Individuals may access the live webcast under the “Investors” tab of Illumina’s website at www.illumina.com.
About Illumina
Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function.
Statement Regarding Use of Non-GAAP Measures
The Company has reported non-GAAP results for net income per share, net income, gross margins and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense and its acquisition of Solexa, Inc. in January 2007. Management believes that presentation of operating results that exclude these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the costs and outcome of Illumina’s litigation with Affymetrix and our ability (i) to integrate effectively our recent acquisition of Solexa, Inc., (ii) to develop and commercialize further our BeadArray™, VeraCode™ and Solexa® technologies and to deploy new gene expression and genotyping products and applications for our technology platforms, (iii) to manufacture robust micro arrays and Oligator® oligonucleotides, (iv) to integrate and scale our VeraCode technology, (v) to scale further oligo synthesis output and technology to satisfy market demand derived from our collaboration with Invitrogen, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	April 1, 2007	December 31, 2006 (1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$123,529	$38,386
Short-term investments	203,292	92,418
Accounts receivable, net	53,127	39,984
Inventory, net	36,340	20,169
Prepaid expenses and other current assets	8,248	2,769

Total current assets	424,536	193,726
Property and equipment, net	32,807	25,634
Investment in Solexa	—	67,784
Goodwill	248,543	2,125
Acquired intangible assets, net	23,958	—
Other assets, net	12,993	11,315

Total assets	$742,837	$300,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$20,015	$9,853
Accrued liabilities and current portion of long-term debt	46,713	23,923

Total current liabilities	66,728	33,776

Long-term debt	400,006	—
Other long-term liabilities	10,143	19,466
Stockholders’ equity	265,960	247,342

Total liabilities and stockholders’ equity	$742,837	$300,584

(1) The condensed consolidated balance sheet as of December 31, 2006 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2007	April 2, 2006
Revenue:
Product	$61,266	$23,261
Service and other	10,761	5,267
Research	123	574

Total revenue	72,150	29,102

Costs and expenses:
Cost of revenue (including non-cash stock compensation expense of $946 and $250, respectively)	25,120	9,293
Research and development (including non-cash stock compensation expense of $1,931 and $958, respectively)	15,956	8,216
Selling, general and administrative (including non-cash stock compensation expense of $4,801 and $1,923, respectively)	23,633	12,134
Amortization of acquired intangible assets	442	—
Acquired in-process research and development	303,400	—

Total costs and expenses	368,551	29,643

Loss from operations	(296,401)	(541)

Interest and other income, net	2,722	568

Income (loss) before income taxes	(293,679)	27

Provision for income taxes	4,397	131

Net loss	$(298,076)	$(104)

Net loss per basic and diluted share	$(5.58)	$(0.00)

Shares used in calculating basic and diluted net loss per share	53,422	41,475

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended
	April 1, 2007	April 2, 2006
Net cash provided by operating activities	$14,643	$2,360

Net cash used in investing activities	(34,410)	(7,228)

Net cash provided by financing activities	104,950	3,102

Effect of foreign currency translation on cash and cash equivalents	(40)	(12)

Increase (decrease) in cash and cash equivalents	85,143	(1,778)

Cash and cash equivalents, beginning of period	38,386	50,822

Cash and cash equivalents, end of period	$123,529	$49,044

Calculation of Free Cash Flow (a):

Net cash provided by operating activities	$14,643	$2,360

Purchases of property and equipment	(3,239)	(4,192)

Free cash flow	$11,404	$(1,832)

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended
	April 1, 2007	April 2, 2006
GAAP net loss per share — diluted	$(5.58)	$(0.00)

Pro forma impact on weighted average shares	0.44	—

Adjustment to net loss, as detailed below	5.36	0.07

Non-GAAP net income per share — diluted (a)	$0.22	$0.07

Shares used in calculating non-GAAP diluted net income per share	58,020	46,102

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) IS AS FOLLOWS:

GAAP net loss	$(298,076)	$(104)

Non-cash stock compensation expense	7,678	3,131

Amortization of acquired intangible assets	442	—

Amortization of inventory revaluation costs	816	—

Acquired in-process research and development expense	303,400	—

Pro forma tax expense (b)	(1,539)	—

Non-GAAP net income (a)	$12,721	$3,027

(a) Non-GAAP net income per share and net income excludes the effect of non-cash stock compensation expense, as well as the amortization of acquired intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007. Non-GAAP net income per share and net income is a key driver of the Company’s core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as amortization of acquired intangible assets and inventory revaluation costs, acquired in-process research and development expense are deducted for GAAP purposes but excluded for pro forma purposes. In addition, Q1 2007 GAAP net loss includes non-cash stock compensation expense, which is deducted for GAAP purposes but excluded for pro forma purposes. This deduction produces a GAAP-only tax benefit, which is added back for pro forma presentation.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN IS AS FOLLOWS:

GAAP product and services gross margin	65.1%	67.4%
Non-cash stock compensation expense	1.3%	0.9%
Amortization of inventory revaluation costs	0.9%	—

Non-GAAP product and services gross margin (a)	67.3%	68.3%

(a)  Non-GAAP product and services gross margin excludes the effect of non-cash stock compensation expense and the amortization of inventory revaluation costs. Non-GAAP product and services gross margin is used by the Company as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
(In thousands, except per share amounts)

The financial guidance provided below is an estimate based on information available as of April 24, 2007. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Form 10-Q for the quarter ended April 1, 2007 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Fiscal Year 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$305 - 315 million			$305 - 315 million

Research and development expenses	$64.5 - 74.5 million	(7.5 million)	(a)	$57 - 67 million

Selling, general and administrative expenses	$90.8 - 100.8 million	$(18.8 million) (a)		$72 - 82 million

Net income (loss)	$(281.8 - 274.8 million)	$336.8 million (b)		$55 - 62 million

Diluted net income (loss) per share	$(4.54 - 4.43)	$5.43	(b)	$0.89 - 1.00

Q2 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$74 - 78 million			$74 - 78 million

Net income	$2.7 - 4.7 million	$9.3 million (b)		$12 - 14 million

Diluted net income per share	$0.04 - 0.08	$0.15	(b)	$0.19 - 0.23

(a) These adjustments reflect the estimated impact of non-cash stock compensation expense for fiscal year 2007.
(b) These adjustments reflect the estimated impact on net income (loss) and diluted net income (loss) per share for fiscal year 2007 and Q2 2007 from the non-GAAP adjustments related to non-cash stock compensation expense, as well as the amortization of acquired intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007.

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Contacts:	Christian O. Henry	Peter J. Fromen
	Chief Financial Officer	Sr. Director, Investor Relations
	1.858.202.4508	1.858.202.4507
	chenry@illumina.com	pfromen@illumina.com